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                                   EXHIBIT 1

                       BA LEASING & CAPITAL CORPORATION
                  DIRECTOR AND EXECUTIVE OFFICERS INFORMATION


     The following table sets forth the names, addresses and principal occupations of the executive officers and directors of BA Leasing & Capital Corporation. Each such person is a citizen of the United States and director of BA Leasing & Capital Corporation.
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         Name and
     Business Address                       Principal Occupation
----------------------------           -----------------------------
Richard V. Harris                      Chairman of the Board
555 California Street                  and President
4th Floor                              BA Leasing & Capital
San Francisco, CA  94104               Corporation

Raymond W. McKee                       Executive Vice President
799 Market Street                      Bank of America NT&SA
8th Floor
San Francisco, CA  94103

Michael J. Murray                      Vice Chairman
555 California Street                  Bank of America NT&SA
40th Floor
San Francisco, CA  94104

K. Thomas Rose                         Chief Operating Officer and
555 California Street                  Executive Vice President
4th Floor                              BA Leasing & Capital
San Francisco, CA  94104               Corporation

John H.K. Shannahan                    Executive Vice President
555 California Street                  USCG Division Credit
41st Floor                             Administration
San Francisco, CA  94104               Bank of America NT&SA
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